UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

AFFINITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	86-1339773
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2023, Affinity Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters considered and the votes cast with respect to each matter is set forth below.

1.	The election of Directors, each for a three-year term.

	For	Withheld	Broker non-votes
Edward J. Cooney	3,048,835	107,675	1,988,474
Robin S. Reich	2,553,991	602,519	1,988,474
Bob W. Richardson	2,522,485	634,025	1,988,474

2.	The ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker non-votes
5,078,260	56,903	9,821	0

3.	An advisory, non-binding resolution with respect to the executive compensation described in the proxy statement.

For	Against	Abstain	Broker non-votes
2,962,192	163,341	30,977	1,988,474

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.

Every Year	Every Two Years	Every Three Years	Abstain	Broker non-votes
2,671,669	47,113	339,842	97,886	1,988,474

Item 9.01 Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: June 1, 2023	By:	/s/ Edward J. Cooney
Edward J. Cooney
President and Chief Executive Officer